SECOND AMENDMENT TO
                            STOCK PURCHASE AGREEMENT
                            ------------------------

     This Second Amendment to Stock Purchase Agreement is entered into this 31st day of July, 1997 by and among Aviation Group, Inc., a Texas corporation
("Group"), Casper Air Service, a Wyoming corporation ("Casper"), and the shareholders of Casper (each a "Casper Shareholder" and collectively the "Casper Shareholders").

                                R E C I T A L S:
                                ----------------

     WHEREAS, the parties have entered into a Stock Purchase Agreement dated as of April 18, 1997, as amended by the First Amendment to Stock Purchase Agreement dated June 16, 1997 (collectively, the "Agreement"), pursuant to which Group has agreed to purchase, and the Casper Shareholders have agreed to sell, all of the outstanding shares of capital stock of Casper;

     WHEREAS,   the  parties  desire  to  amend  the  Agreement  to  extend  the
"Determination Date" provided for in Subsection 10.5(b).

     NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, the parties do hereby amend the Agreement as follows:

1.   Subsection 10.5(b)shall be amended to read in its entirety as follows:

          (b) Until the Group Stock of Werner or the ESOP is properly registered for resale under the Securities Act and free of any restrictions on transfer, Werner or the ESOP, as the case may be, shall be protected from any decreases in fair market value of the Group Stock held by such party. So long as and conditioned upon Werner or the ESOP continuing to hold the Group Stock issued to them at the Closing, Group agrees to pay Werner or the ESOP, as the case may be, such additional cash consideration (the "Additional Consideration") as equals any excess of the total dollar amount of Group Stock issued to Werner or the ESOP, as the case may be, at the Closing, as calculated under Section 3.1, over the fair market value of such Group Stock on the date that is the later to occur (the "Determination Date") of (i) the effectiveness of the registration for resale of the Group Stock under the Securities Act, (ii) the elimination of any transfer restrictions on the Group Stock, (iii) with respect to the ESOP only, the receipt of the IRS Qualification Letter, or (iv) the first anniversary of the effective date of the registration statement for the IPO. The fair market value will equal the average of the average high asked and low bid prices for the five trading days preceding the Determination Date on which the determination of fair market value is made. In no event shall the Determination Date be later than the second anniversary of the Closing, at




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     which time the Group  Stock  issued to Werner and the ESOP should be freely tradable under Rule 144 promulgated under the Securities Act.

2.   The Agreement as amended hereby shall continue in full force and effect.

     EXECUTED as of the date first above written.


                                       CASPER AIR SERVICE


                                       By:   /s/ Fred Werner
                                             -----------------------------------
                                       Name: Fred Werner
                                             -----------------------------------
                                       Title:President
                                             -----------------------------------


                                       AVIATION GROUP, INC.


                                       By:   /s/ Lee Sanders
                                             -----------------------------------
                                             Lee Sanders, President


                                             /s/ Fred Werner
                                             -----------------------------------
                                             Fred Werner, Individually



                                             /s/ Jeff L. Bishop
                                             -----------------------------------
                                             Jeff L. Bishop, Individually



                                             /s/ Quentin Dawson
                                             -----------------------------------
                                             Quentin Dawson, Individually



                                             CASPER AIR SERVICE EMPLOYEE STOCK
                                             OWNERSHIP PLAN AND TRUST


                                              By: /s/ Fred Werner
                                                  ------------------------------
                                                  Fred Werner, Sole Trustee



ROBEDB\01652\007003
DALLAS\71684.1

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